Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

LIGHTNING ROD SOFTWARE LOSES APPEAL—
SHARES DELISTED

SHARES ELIGIBLE FOR QUOTATION ON OTC BULLETIN BOARD

MINNEAPOLIS—AUGUST 2—Lightning Rod Software, Inc. (OTCBB:  LROD), was notified that the Nasdaq Listing Qualifications Panel denied its appeal of the Nasdaq Staff Determination to delist its shares because the Company failed to comply with, among other things, the net tangible asset requirement for continued listing.  Consequently, the Company's shares have been delisted from the Nasdaq SmallCap Market.  The Company's stock is currently eligible for quotation on the NASD-regulated OTC Bulletin Board, subject to one or more market makers continuing to make a market in the Company's stock in accordance with the rules governing trading on the OTC Bulletin Board.

About Lightning Rod Software

Lightning Rod Software (www.lightrodsoft.com), based in Minneapolis, Minnesota, is a developer of multi-channel, real-time customer sales and loyalty solutions for e-businesses such as e-tail site www.estyle.com and online trading site www.stockwalk.com.  In addition to these markets, the company provides customer interaction and online loyalty solutions for online financial services, e-service bureaus, online entertainment and other industries. Its customers also include Invacare Supply Group, Gage Marketing Group, and State Capital Credit Union.  Lightning Rod is a Microsoft Certified Solutions Provider (MSFT) (www.microsoft.com), Dialogic Strategic Partner (www.intel.com), and member of the CT Media Value Network.

Forward-Looking Statements

This news release contains forward-looking statements based on management's current expectations, beliefs, estimates, assumptions, and projections.  For purposes of the Private Securities Reform Act of 1995, all such statements about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures, and financial results are forward-looking statements.  Words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions may identify some of the forward-looking statements.  Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Lightning Rod Software's control, that could cause actual results and the timing of certain events to differ materially from such statements.  For a more detailed description of the factors that could cause such differences, please see Lightning Rod Software's filings with the Security and Exchange Commission.  Lightning Rod Software disclaims any intention or obligation to update or revise any forward-looking statements whether the result of new information, future events, or otherwise.

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CONTACT

Lightning Rod Software, Scott Bruflodt, Controller, (952) 837-4042,
scott.bruflodt@lightrodsoft.com.